Exhibit 23(a)





            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors and Shareholders
Culp, Inc.:


We consent to the incorporation by reference in the registration statements (numbers 333-59512, 333-59514, 333-27519, 333-101805, 333-13310, 333-37027,
333-80206, and 333-62843) on Form S-8 of Culp, Inc. of our reports dated July 20, 2006, with respect to the consolidated balance sheets of Culp, Inc. and subsidiaries as of April 30, 2006 and May 1, 2005, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of April 30, 2006 and the effectivness of internal control over financial reporting as of April 30, 2006, which reports appear in the April 30, 2006, annual report on Form 10-K of Culp, Inc.


/s/ KPMG LLP


Greensboro, North Carolina
July 20, 2006